CALIFORNIA ASSOCIATION OF REALTORS®

EXTENSION OF TIME ADDENDUM

(C.A.R. Form ETA, Revised 4/06)

The following terms and conditions are hereby incorporated in and made a part of the: ☐ California Residential Purchase Agreement, ☐ Manufactured Home Purchase Agreement, ☐ Probate Purchase Agreement, ☐ Residential Income Property Purchase Agreement, ☐ Vacant Land Purchase Agreement, ☐ Commercial Property Purchase Agreement, ☐ Business Purchase Agreement, ☒ other ***Extension of Time Addendum*** ("Agreement"), dated ***December 21, 2020*** , on property known as ***approx. 41.37 acres SEC Ave 54/Enterprise Way, Coachella, 92236*** ("Property"), in which ***West Pender Holdings Inc., and/or assignee*** is referred to as ("Buyer") and ***Nb Coachella Prop Inc.*** is referred to as ("Seller").

1. **EXTENSION OF ESCROW:** The scheduled Close Of Escrow is extended to ***March 1, 2021*** (Date).

2. **EXTENSION OF CONTINGENCY(IES):** The following contingency(ies), if checked, is/are extended to ______ (Date) ☐ Buyer Investigation of Property Condition ☐ Loan ☐ Other ______.

3. **OTHER EXTENSION(S):** The time for ______ is/are extended to ______ (Date).

4. **ADDITIONAL TERMS:** ***Purchase price to increase to $4,200,000.***

By signing below, Buyer and Seller acknowledge that each has read, understands, and received a copy of and agrees to the terms of this Extension of Time Addendum.

Buyer DocuSigned by: Ingo Mueller Date 2/2/2021
West Pender Holdings Inc.

Buyer ______ Date ______
and/or assignee

Seller DocuSigned by: [signature] Date 2/2/2021
Nb Coachella Prop Inc.

Seller ______ Date ______

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the California Association of REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020